UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

API TECHNOLOGIES CORP.

(Exact Name of registrant as specified in its charter)

Commission File Number: 000-29429

DE	98-0200798
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One North Wacker Drive, Suite 4400, Chicago, Illinois	60606
(Address of principal executive offices)	(zip code)

(312) 214-4864

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 1.01. Entry into a Material Definitive Agreement

First Merger Agreement

Upon completion of the Merger described in Item 2.01, API Technologies Corp. (the “Company”) became a successor to the rights, and assumed the obligations, of Vintage Albany Acquisition, LLC (“Parent”), a Delaware limited liability company, under the Agreement and Plan of Merger (the “First Merger Agreement”) among Parent, SenDEC Corporation (“SenDEC”), and South Albany Acquisition Corp., and Kenton W. Fiske, as Stockholder Representative, pursuant to which Parent acquired SenDEC (the “First Merger”), including without limitation, the obligation to pay former SenDEC shareholders up to $14 million in earn-out payments, potentially payable in three installments through July 31, 2013, based on achievement of certain financial milestones of SenDEC (the “Earn-Out Payment”).

In addition to the Earn-Out Payment, under the First Merger Agreement, the Company has the obligation to pay the former shareholders of SenDEC on or before July 31, 2011 an amount relating to certain tax benefits realized by SenDEC relating to the payment of certain bonuses and the conversion of SenDEC’s options in connection with the First Merger (the “Special Payment”).

Under the First Merger Agreement, subject to certain limitations and exceptions set forth in the First Merger Agreement, the Parent will be indemnified by the former SenDEC shareholders against damages arising out of or resulting from (i) any breach or inaccuracy of a representation or warranty made by SenDEC in the First Merger Agreement, (ii) any failure by SenDEC to perform or comply with of any covenants or agreements set forth in the Merger Agreement, (iii) the extent to which any estimates provided at closing of the First Merger are less than actual amounts determined after such closing, (iv) any payments made to dissenting SenDEC shareholders of the First Merger, (v) any inaccuracy or omission in the spreadsheet that sets forth certain information about the shareholders and option holders of SenDEC, (vi) any liabilities relating to any “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and (vii) any fraud committed by SenDEC and any intentional breach or intentional misrepresentation of or related to the First Merger Agreement. The representations and warranties SenDEC will remain in full force and effect for fifteen months, except representations regarding SenDEC’s organization, capital structure, authority and enforceability remain in full force and effect in perpetuity, and representations related to taxes and environmental matters remain in effect through the expiration of the applicable statutes of limitations.

Other than for fraud or intentional breach or intentional misrepresentation related to the First Merger Agreement, the Company’s recovery for losses under the indemnification provisions of the First Merger Agreement is limited to a $10 million reduction in the Earn-Out Payment. The Company must seek recovery under the indemnification first against a reduction of any unpaid portion of the Earn-Out Payment and second, if reduction of the unpaid portions of the Earn-Out Payment is not sufficient to cover such losses, by recovery from the SenDEC stockholders or option holders (collectively, “Security Holders”), to the extent of their individual pro rata portion of the Earn-Out Payment. The former SenDEC Security Holders will not be liable for indemnification for damages arising out of or resulting from breaches of its representations and warranties unless and until the aggregate amount of such damages exceeds a $350,000 “basket,” at which time Parent will be entitled to recover such losses in full including the $350,000 amount of the “basket.” However, if SenDEC commits fraud or intentionally breaches a representation or warranty, recourse of the former SenDEC Security Holders is the total consideration of the First Merger. The liability of the former SenDEC Security Holders is several, not joint, and is limited to each Security Holder’s pro rata portion of the total consideration for the First Merger. SenDEC Security Holders responsible for fraud, however, have unlimited liability.

The representations, warranties and covenants of SenDEC contained in the First Merger Agreement (a) have been made only for purposes of the First Merger Agreement, (b) are subject to materiality qualifications contained in the First Merger Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the First Merger Agreement or such other date as is specified in the First Merger Agreement, (d) have been included in the First Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts, and (e) are qualified by information in confidential disclosure schedules provided by SenDEC in connection with the signing of the First Merger Agreement, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the First Merger Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Current Reports on Form 8-K, and other documents that the Company files with the SEC.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement (“Registration Rights Agreement”) with Parent on January 21, 2011, under which the Company grants Parent certain demand rights and “piggyback” rights with respect to the 22 million shares issued to Parent as consideration for the Merger.

The foregoing descriptions of the First Merger Agreement and Registration Rights Agreement are summaries and do not purport to be complete and are subject to, and qualified in their entirety by the full text of the First Merger Agreement and Registration Rights Agreement attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 21, 2011 (the “Closing Date”), the Company completed the acquisition of SenDEC from Parent, pursuant to the previously disclosed Agreement and Plan of Merger dated January 9, 2010, as amended January 19, 2011 to extend the end date (the “Merger Agreement”) among the Company, Parent, SenDEC, and API Merger Sub, Inc., a New York corporation (“Sub”), whereby Sub was merged with and into SenDEC and SenDEC became a wholly-owned subsidiary of the Company (the “Merger”). SenDEC is a defense electronics manufacturing services company headquartered in Fairport, New York. Under the terms of the Merger Agreement, Parent received 22 million shares of the Company’s common stock. In addition, the Company became a successor to the rights, and assumed the obligations, of Parent under the First Merger Agreement. Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

On January 21, 2011, the Company issued to Parent 22 million shares of common stock of the Company in consideration for the acquisition of SenDEC. The issuance of 22 million shares was exempt from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended. There were no underwriting discounts or commissions paid in connection with the issuance of such shares.

Item 5.01 Changes in Control of Registrant

On January 21, 2011, the Company issued 22 million shares of the common stock of the Company to Parent in connection with the Merger, representing approximately 71.5% of the voting securities of the Company. The section entitled “Board of Directors” in Item 5.02 is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) and (d)

Board of Directors

On January 21, 2011, Phillip DeZwirek, Jason DeZwirek, Jonathan Pollack, Arthur Cape, and Bernard Kraft tendered their resignations from the Board of Directors effective immediately. Mr. Cape served on the Audit Committee and Mr. Kraft served on the Audit Committee as its Chair and on the Compensation Committee. There was no disagreement between any of the resigning directors and the Company on any matter relating to the Company’s operations, policies or practices.

The remaining Board members on January 21, 2011 appointed Brian R. Kahn and Melvin L. Keating as members of the Board of Directors to fill two of the vacancies. In addition, after the ten day period following the mailing of the information statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, it is expected that Kenneth J. Krieg, Matthew E. Avril, and Kenneth W. Fiske will be appointed to serve as members of the board of directors of the Company. The new and incoming directors are and will be appointed in accordance with the terms of the Merger Agreement. Of the new and incoming directors, Messrs. Keating, Krieg, and Avril are independent under the listing standards of NASDAQ.

Mr. Kahn and Mr. Fiske are not expected to be named to any of the Board’s committees. Mr. Keating has been appointed to serve on both the Compensation Committee and the Audit Committee, and it is expected that each of Messrs. Krieg and Avril also will be named to the Audit Committee and Compensation Committee.

Mr. Kahn is deemed to beneficially own the shares issued to Parent. Other than in connection with the Merger and Merger Agreement, and the beneficial ownership of the shares of common stock owned by Parent, none of Messrs. Kahn, Keating, Krieg, Avril or Fiske have a direct or indirect material interest in a transaction required to be disclosed under Item 404 of Regulation S-K.

There is no current contract or arrangement regarding the compensation of Messrs. Kahn, Keating, Avril or Krieg. Mr. Fiske has entered into an employment letter agreement described below in Item 5.02(e) in his capacity as Chief Executive Officer of SenDEC. Mr. Fiske also received an option grant for 147,000 shares of common stock, and will be participating in the management bonus plan discussed below in Item 5.02(e) in his capacity as an officer of SenDEC.

The compensation to be paid to independent directors following the closing of the Merger has not yet been determined.

Executive Officers

On January 21, 2010, Phillip DeZwirek resigned as Chairman and Chief Executive Officer, Jonathan Pollack resigned as Executive Vice President, Claudio Mannarino resigned as Chief Financial Officer and Vice President of Finance, and Jason DeZwirek resigned as Secretary of the Company, all effective as of the close of the Merger. Mr. Mannarino will continue with the Company as Senior Vice President of Finance, API Defense USA, Inc.

On January 21, 2010, Brian R. Kahn was appointed Chairman of the Board and Chief Executive Officer and Andrew Laurence was appointed Vice President Finance, Chief Accounting Officer, and Secretary.

Brian R. Kahn, age 37, founded and has served as the investment manager of Vintage Capital Management, LLC (“Vintage”), and its predecessor, Kahn Capital Management, LLC (“KCM”) since 1998. Vintage focuses on public and private market investments in consumer, manufacturing and defense industries. Additionally, he serves as director of Integral Systems, Inc. (NASDAQ:ISYS) where he serves on the Nominating and Governance, Strategic Growth and Special Litigation committees. Mr. Kahn is the former Chairman of the Board of Directors of White Electronic Designs Corporation, where he served on the governance, compensation and strategic initiatives committees. Mr. Kahn graduated cum laude and holds a Bachelor of Arts degree in Economics from Harvard University.

As founder of Vintage and KCM, Mr. Kahn will bring to the Board business leadership experience and significant investment banking and management skills, including in the defense industry. He also has corporate governance experience, as former Chairman of the Board of Directors of White Electronic Designs Corporation. In addition, as our Chief Executive Officer, he will be able to provide the Board with valuable insight on the day-to-day operations of the Company and any current issues it may face.

Andrew Laurence, age 36, is a partner of Vintage, where he is responsible for transaction sourcing, due diligence and execution. From January 2009 to January 2010, Mr. Laurence was previously a Partner at Coral Reef Capital Partners, a merchant banking firm making control and structured equity investments in U.S. lower-middle market companies and providing strategic mergers and acquisition and capital raising advisory services. Prior to Coral Reef, from March 2006 to January 2009, Mr. Laurence was the Managing Partner of Causeway Partners, a Boston-based private equity group making control and structured equity investments in U.S. lower-middle market companies. Mr. Laurence graduated with a Bachelor of Arts degree in Economics from Harvard University.

Each of Mr. Kahn and Mr. Laurence is deemed to beneficially own the shares issued to Parent. Other than in connection with the Merger and Merger Agreement, and the beneficial ownership of the shares of common stock owned by Parent, neither of Mr. Kahn nor Mr. Laurence have a direct or indirect material interest in a transaction required to be disclosed under Item 404 of Regulation S-K.

(e)

2006 Incentive Equity Plan Amendment

On January 21, 2011, the Company’s Board of Directors approved an amendment to the Company’s Amended and Restated 2006 Incentive Equity Plan (the “Plan”) to increase the number of shares of common stock available for issuance under the Plan from 2,125,000 shares to 5,875,000 shares.

Management Bonus Plan

The Board of Directors also on January 21, 2010 approved a Management Bonus Plan (the “Bonus Plan”), under which certain SenDEC employees and executives, including Mr. Fiske, will be eligible for a management bonus of up to $11 million in the aggregate, potentially payable in three installments through July 31, 2013, based on achievement of certain financial milestones of SenDEC. The bonus amounts will be based on adjusted EBITDA, with such adjustments as set forth in the Bonus Plan, as of July 31, 2011, 2012 and 2013. The bonus payments, if any, are payable no later than October 31 of the year in which a bonus period ends. The Bonus Plan is to be administered by the Company’s Board of Directors, or such other committee as it designates.

The foregoing description of the Bonus Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Employment Agreement

The Company entered into an at-will employment letter agreement with Mr. Fiske effective as of January 21, 2011, to serve as Chief Executive Officer of SenDEC. Under the terms of the agreement, Mr. Fiske will receive a base salary of $310,959. Mr. Fiske also received 147,000 fully vested options with an exercise price of $6.05. He will be entitled to participate in the Bonus Plan. Either party may terminate the agreement for any reason. If Mr. Fiske is terminated without cause or he terminates his employment for good reason, he will be entitled to his base salary through termination, and insurance and medical benefits for one year. If there is a change of control of SenDEC or the Company, and the Company’s obligations under the Bonus Plan are not assumed by the acquiring corporation, then the amount of the bonus payable under the Bonus Plan will accelerate, and the Company will be obligated to pay Mr. Fiske the aggregate amount of the bonus he would have been entitled to from and after such change of control, calculating the amount as if 100% of the milestones occurring after the change of control had been achieved. Under the agreement, Mr. Fiske is subject to non-compete and non-solicitation obligations that last the longer of four years from the Closing Date or one year from the date his employment is terminated.

Director and Officer Compensation Amendments and Grants

On January 21, 2011, the Company’s Board of Directors and Compensation Committee also approved (i) an amendment to the warrant grants of Phillip DeZwirek and Jason DeZwirek, each dated November 6, 2006 and for 208,333.25 shares, in each case to extend the exercise date to January 20, 2013, and to permit the exercise of the warrants for a period of the shorter of January 20, 2013 and two years following the date that he is no longer an officer, director, employee, consultant, or independent contractor of the Company, (ii) an amendment to the stock option agreement of Jonathan Pollack, Executive Vice President, to permit exercise of his options for a period of two years after he is no longer an officer, director, employee, consultant, or independent contractor of the Company, not to exceed his expiration date, (iii) a payment to Icarus Investment Corp., controlled by Phillip DeZwirek and Jason DeZwirek, in the amount of $750,000 upon a change of control, (iii) a payment to Jason DeZwirek in the amount of $250,000 and payment of six months medical insurance premiums upon a change of control, (iv) the payment of six months medical insurance premiums for Phillip DeZwirek upon a change of control, (v) the vesting of 100% of Claudio Mannarino’s then unvested options upon a change in control, and an amendment to his stock option agreement to permit exercise of his options for a period of two years after he is no longer no longer an officer, director, employee, consultant, or independent contractor of the Company, not to exceed his expiration date, and (vi) the following payments to the directors: Bernie Kraft ($25,000), Donald Wright ($15,000), Eric Goldberg ($10,000), and Arthur Cape ($10,000), in each case upon a change of control. Change of control in each case has the meaning in the Plan.

Item 8.01 Other Items

On January 24, 2011, the Company issued a press release announcing the completion of the Merger, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

2.1	Agreement and Plan of Merger dated January 9, 2011 (Incorporated by reference from Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2011)

10.1	Agreement and Plan of Merger by and Among Vintage Albany Acquisition, LLC, SenDec Corp., South Albany Acquisition Corp. and, with respect to Article VII and Article VIII only, Kenton W. Fiske, as Stockholder Representative.

10.2	Registration Rights Agreement dated January 21, 2011

10.3	Management Bonus Plan

99.1	Press Release, dated January 24, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2011	API TECHNOLOGIES CORP.

	By:	/s/ Andrew Laurence
Andrew Laurence
Vice President of Finance and Chief Accounting Officer